Allion Healthcare, Inc. 1660 Walt Whitman Road, Suite 105 Melville, NY 11747 Tel: (631) 547-6520

Allion Healthcare Reports Fourth Quarter Net Sales of $57.9 Million, Up 53%

Full-Year 2006 Net Sales of $209.5 Million, Up 70%
Announces Plans to Open New Pharmacy in Oakland, California

MELVILLE, N.Y., March 15, 2007 - Allion Healthcare, Inc. (NASDAQ: ALLI), a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients, today announced financial results for the three months and twelve months ended December 31, 2006.

Fourth Quarter and Full Year 2006 Highlights:

✓	Net sales increased 53.0% to $57.9 million for the fourth quarter of 2006 from the fourth quarter of 2005; 70.2% to $209.5 million for full year 2006 from full year 2005.

✓	Net income for 2006 increased to $3.2 million, or $0.19 per diluted share, compared with a net loss for 2005 of $2.4 million, or $0.29 per diluted share.

✓
EBITDA excluding other income was $6.5 million for 2006 compared with $3.4 million for 2005. An explanation and reconciliation of net income under generally accepted accounting principles (GAAP) to EBITDA excluding other income is provided below.

✓	Completed 2006 with $23.5 million of cash and short-term investments.

✓	Filled over 875,000 prescriptions in 2006 and closed the year by serving 15,213 patients in the month of December.

Other Highlights:

✓	Announced completion of a clinical evaluation, which concluded that Allion’s pharmacy support program maintained and improved the health status of the urban poor with HIV; and

✓	Announced plans to open a new MOMS Pharmacy in Oakland, CA, with the support of the Mayor of Oakland and his staff.

Fourth Quarter 2006 Financial Results
Net sales increased 53.0% to $57.9 million for the fourth quarter of 2006 from $37.8 million for the fourth quarter of 2005. Net sales for the fourth quarter of 2005 included retroactive premium reimbursement from prior periods of $433,000. Allion’s gross profit was $8.3 million, or 14.3% of net sales, for the fourth quarter of 2006, a 32.4% increase from $6.3 million, or 16.6% of net sales, for the comparable period in 2005. Net income for the fourth quarter of 2006 was $380,000, or $0.02 per diluted share, compared with $378,000, or $0.03 per diluted share, for the fourth quarter of 2005. The results for the fourth quarter of 2006 were affected by the items discussed below under “Fourth Quarter 2006 Adjustments.”

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ALLI Reports Fourth Quarter Results

March 15, 2007

Fourth Quarter 2006 Adjustments
During the fourth quarter of 2006, Allion’s financial results:

✓	Included $368,000 of legal and other expenses related to the SEC inquiry, an SEC comment letter (which has now been resolved), Oris Medical Systems litigation and employment agreements; and

✓
Included bad debt expense of $453,000 related to the write down of accrued, retroactive premium reimbursement resulting from a reduced payment from the State of California from what it had previously indicated.

Michael Moran, Chairman, President and Chief Executive Officer of Allion Healthcare, commented, “We are very proud of all that Allion accomplished in 2006: growing revenue by over 70%; completing the integration of four new acquisitions; getting premium reimbursement renewed in New York; and continuing to improve on a system that provides the best care for HIV patients in the United States. We achieved these accomplishments while managing significant reimbursement pressure and dramatic changes in our payer relationships with the implementation of Medicare Part D. Our employees have done an excellent job executing on our business plan and responding to change.

“The Company’s positive cash flow from operations, contributed to a solid financial position at year end. With $23.5 million in cash and cash equivalents and short-term investments at December 31, 2006, we believe we have the capital necessary to carry this company well beyond the current year.”

Outlook/Focus for 2007
Moran added, “We remain confident that there are substantial growth prospects in the specialty HIV pharmacy segment of the healthcare industry and that Allion is positioned to expand its position of industry leadership. Already in 2007, this position has been supported by various developments, including the release of an evaluation authored by Joshua Bamberger, M.D., MPH, Medical Director, Housing and Urban Health, San Francisco Department of Public Health, which concluded that the initiation of pharmacy support program services provided by one of Allion’s MOMS specialty pharmacies in San Francisco improved the health status of urban poor living with HIV. This evaluation was consistent with our day-to-day experience serving thousands of people living with HIV/AIDS and represents a positive step toward validating the efficacy of our programs through improved outcomes.

“In addition, we are announcing plans to open a new HIV specialty pharmacy in Oakland, California, following extensive work with Mayor Ron Dellums and his staff. We are very pleased with the development of this pharmacy, and we see this relationship as a model for strengthening our ability to enter new select markets in a low-cost manner with the support of city government and to apply our proven technology infrastructure. We also continue to believe in the long-term positive contribution Oris can make to our organic growth. With 26 Oris patients added during the fourth quarter of 2006 for whom earn-out payments apply with the previous owners of Oris, we now have a total of 342 Oris patients subject to the earn out. The successful execution of our acquisition strategy over the last two years has positioned Allion for strong internal growth. Our primary focus in 2007 will be on organic growth. Although we have not included acquisitions in our guidance, we will continue to evaluate acquisition opportunities as they are presented.”

Guidance
The Company today provided financial guidance for the first quarter of 2007. This guidance assumes a 42.2% tax rate and does not include any future acquisitions. Included in the guidance are first quarter expenses of approximately $700,000 relating to the Company’s annual audit, completion of Sarbanes-Oxley 404 compliance work and legal expenses relating to Oris Medical litigation. Some of these expenses, while recurring, fall disproportionately into the first quarter when the greatest amount of work is completed on the audit and the review of Sarbanes-Oxley 404 internal controls by our independent auditors.

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ALLI Reports Fourth Quarter Results

March 15, 2007

Three Months Ending
March 31, 2007
(Guidance)
Net sales (millions)	$57.0 - 58.0
Earnings per diluted share	$0.02 - 0.04

Operating Data
The following table sets forth the net sales and operating data for each of Allion’s distribution regions for the three months ended December 31, 2006 and 2005:

	Three Months Ended Dec 31,
	2006			2005
Distribution Region	Net Sales	Prescriptions	Patient Months(1)	Net Sales	Prescriptions	Patient Months(1)
California	$37,105,925	160,448	33,369	$25,508,192	114,471	22,778
New York	$19,109,325	74,656	11,372	$10,986,395	41,054	5,854
Seattle	$1,053,944	5,222	936	$916,596	5,068	881
Florida	$628,148	2,867	432	$435,048	2,641	322

Total	$57,897,342	243,193	46,109	$37,846,231	163,234	29,835

(1)
Patient months represent a count of the number of months during a period that a patient received at least one prescription. If an individual patient received multiple medications during each month for a quarterly period, a count of three would be included in patient months irrespective of the number of medications filled each month.

Summary
Mr. Moran concluded, “In addition to achieving substantial growth, Allion is expanding its record of improved clinical outcomes, and thereby lowering our patients’ healthcare costs. As a result, we are playing a significant role in increasing the awareness in government and the healthcare industry of the potential of specialty pharmacy programs to improve the health and lower the costs of the HIV/AIDS population. We do not underestimate the continuing challenges we face, but we also recognize the tremendous progress Allion accomplished in 2006 and the attractive opportunities for profitable growth and increased stockholder value that lie ahead.”

Conference Call Information
A conference will be held at 5:00 p.m. EDT; 2:00 p.m. PST on March 15, 2007. To join the call, please dial (913) 981-5543 from the U.S. or abroad. The call will also be webcast on Allion’s website at www.allionhealthcare.com. To join the webcast, please go to the web site at least 15 minutes prior to the start of the conference call to register, download, and install any necessary audio software. An audio replay of the call will be available from 8:00 p.m. EDT on Tuesday, March 15, 2007 through March 22, 2007 by dialing (719) 457-0820 from the U.S. or abroad and entering confirmation code 7050214. The audio webcast will also be available on the Company's website for 30 days.

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ALLI Reports Fourth Quarter Results

March 15, 2007

About Allion Healthcare, Inc.
Allion Healthcare, Inc. is a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients. Allion Healthcare sells HIV/AIDS medications, ancillary drugs and nutritional supplies under the trade name MOMS Pharmacy. Allion offers nationwide pharmacy care from its pharmacies in California, New York, Washington, and Florida. Allion Healthcare works closely with physicians, nurses, clinics, AIDS Service Organizations, and with government and private payors, to improve clinical outcomes and reduce treatment costs for patients.

Safe Harbor Statement
Certain statements included in this press release that are not historical facts are forward-looking statements, such as comments by our CEO and statements about our future growth and increased stockholder value, acquisitions, expansion into new markets, plans to open a new pharmacy, and guidance regarding our possible future financial performance. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include those set forth in Item 1A. Risk Factors in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005 and under Item 1A. Risk Factors in our Quarterly Report on Form 10-Q for the period ended September 30, 2006; and also include, but are not limited to, competitive pressures and our ability to compete successfully, demand for our products and services, changes in reimbursement and other changes in customer mix, changes in third party reimbursement rates or our qualification for preferred reimbursement rates in California and New York, changes in government regulations or the interpretation of these regulations, our ability to manage growth successfully, our ability to effectively market our services, our ability to successfully identify and integrate acquisitions, the inability to successfully integrate LabTracker or decisions by LabTracker or Oris subscribers not to use our services, any or all of which could cause actual results to differ from those in the forward-looking statements. Except to the extent required by applicable securities laws, we are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements, whether as a result of new information, future events, or otherwise. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Contact:	Corporate Communications Inc.
Allion Healthcare, Inc.	Scott Brittain
Jim Spencer, Chief Financial Officer	(615) 254-3376
(631) 870-5126	scott.brittain@cci-ir.com

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ALLI Reports Fourth Quarter Results

March 15, 2007

ALLION HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2006	2005
Assets
Current Assets:
Cash and cash equivalents	$17,061,731	$3,845,037
Short term investments	6,450,160	23,000,553
Accounts receivable, (net of allowance for doubtful accounts of
$424,735 in 2006 and $282,824 in 2005)	18,297,084	14,640,304
Inventories	5,036,900	3,228,225
Prepaid expenses and other current assets	634,421	762,466
Deferred tax asset	401,754	—

Total Current Assets	47,882,050	45,476,585

Property and equipment, net	890,478	671,396
Goodwill	42,066,932	19,739,035
Intangible assets, net	30,682,630	20,314,866
Other assets	80,888	87,123

Total Assets	$121,602,978	$86,289,005

Liabilities And Stockholders’ Equity
Current Liabilities:
Accounts payable	$16,339,289	$13,915,036
Accrued expenses	1,262,408	3,290,941
Notes payable-subordinated	700,000	675,000
Current portion of capital lease obligations	45,681	107,379

Total Current Liabilities	18,347,378	17,988,356

Long Term Liabilities:
Notes payable—subordinated	—	682,710
Capital lease obligations	47,136	92,818
Deferred tax liability	1,342,674	153,000
Other	58,788	28,892

Total Liabilities	19,795,976	18,945,776

Commitments And Contingencies

Stockholders’ Equity
Convertible preferred stock, $.001 par value; shares authorized
20,000,000; issued and outstanding -0- in 2006 and 2005	—	—
Common stock, $.001 par value; shares authorized 80,000,000;
issued and outstanding 16,203,666 in 2006 and 12,956,382 in 2005	16,204	12,956
Additional paid-in capital	111,548,738	80,228,664
Accumulated deficit	(9,746,704)	(12,936,944)
Accumulated other comprehensive income	(11,236)	38,553

Total stockholders’ equity	101,807,002	67,343,229

Total Liabilities And Stockholders’ Equity	$121,602,978	$86,289,005

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ALLI Reports Fourth Quarter Results

March 15, 2007

ALLION HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Twelve months ended
	December 31,		December 31,
	2006	2005	2006	2005
Net sales	$57,897,342	$37,846,231	$209,503,304	$123,107,672
Cost of goods sold	49,594,054	31,574,124	178,861,560	103,245,890
Gross profit	8,303,288	6,272,107	30,641,744	19,861,782
Operating expenses:
Selling, general and administrative expenses	8,058,949	5,752,719	27,698,427	18,349,296
Operating income	244,339	519,388	2,943,317	1,512,486
Interest income (expense)	307,696	206,284	1,254,073	(1,059,135)
Other income (expense)	-	-	102	(1,133,215)
Income (loss) from continuing operations before taxes	552,035	725,672	4,197,492	(679,864)
Provision for taxes	171,573	329,000	1,007,252	329,000
Income (loss) before discontinued operations	380,462	396,672	3,190,240	(1,008,864)
Loss from discontinued operations	-	(18,219)	-	(36,125)
Net income (loss)	$380,462	$378,453	$3,190,240	$(1,044,989)
Deemed dividend on preferred stock	-	-	-	1,338,047
Net income (loss) available to common shareholders	$380,462	$378,453	$3,190,240	$(2,383,036)

Basic earnings (loss) per common share:
Earnings (loss) from continuing operations	$0.02	$0.03	$0.20	$(0.29)
Loss from discontinued operations	-	-	-	-
Earnings (loss) per share	$0.02	$0.03	$0.20	$(0.29)

Diluted earnings (loss) per common share:
Earnings (loss) from continuing operations	$0.02	$0.03	$0.19	$(0.29)
Loss from discontinued operations	-	-	-	-
Earnings (loss) per share	$0.02	$0.03	$0.19	$(0.29)

Basic weighted average of common shares outstanding	16,203,666	12,845,019	15,950,896	8,201,565
Diluted weighted average of common shares outstanding	16,999,273	14,889,910	16,966,706	8,201,565

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ALLI Reports Fourth Quarter Results

March 15, 2007

Allion Healthcare, Inc.
Reconciliation of Net Income to EBITDA, Excluding Other Income/Expense (UNAUDITED)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2006	2005	2006	2005
Net income (loss)	$380,462	$378,453	$3,190,240	$(1,044,989)
Loss from discontinued operations	-	18,219	-	36,125
Provision for taxes	171,573	329,000	1,007,252	329,000
Interest (income) expense	(307,696)	(206,284)	(1,254,073)	1,059,135
Other (income) expense	-	-	(102)	1,133,215
Depreciation and amortization	806,765	684,685	3,539,564	1,935,442
EBITDA, excluding other income	$1,051,104	$1,204,073	$6,482,881	$3,447,928

EBITDA excluding other income refers to net income/loss before: loss from discontinued operations, provision for taxes, interest income/expense, other income/expense, and depreciation and amortization. Allion considers EBITDA excluding other income to be a good indication of the Company’s ability to generate cash flow in order to liquidate liabilities and reinvest in the Company. EBITDA excluding other income is not a measurement of financial performance under GAAP and should not be considered a substitute for net income as a measure of performance.

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